ADAPTIVE MEDIAS, INC.

RESTRICTED STOCK GRANT NOTICE AND AGREEMENT

ADAPTIVE MEDIAS, INC., a Nevada corporation (the “Company”), pursuant to its 2010 Stock Incentive Plan, as amended from time to time (the “Plan”), hereby grants to the participant listed below (the “Grant Recipient”), the number of shares of the Company’s Common Stock set forth below. This Grant is governed by the Plan and the Restricted Stock Grant Agreement (the “Agreement”) which are incorporated by reference.

Grant Recipient:	John B. Strong

Grant Date:	02/03/2016

Vesting Commencement Date:	02/03/2016

Number of Restricted Shares:	1,500,000 common shares

Vesting Schedule:	The Restricted shares shall vest as follows:

Date: 02/03/2016	1,500,000	Shares

ADAPTIVE MEDIAS, INC.

By:	/s/ Mohammad Omar Akram
Mohammad Omar Akram
President

Note: If the Grant Recipient does not sign and return the Acceptance and Acknowledgement form below within 30 days of the Grant Notice receipt the Grant will be forfeited.

Acceptance and Acknowledgement

By signing below, Grant Recipient acknowledges that they have received, read, understand and agree to be bound by the terms of i) the attached Restricted Stock Grant Agreement and ii) the underlying Adaptive Medias, Inc. 2010 Stock Incentive Plan (Amended and Restated Effective October 5, 2012) (the “Plan”).as it currently exists and as may be subsequently amended. Furthermore, Grant Recipient accepts the Grant and agrees to be bound by these terms outlined in these Agreements.

Grant Recipient

/s/ John B Strong
Signature

John B Strong
Printed Name

123 15th St SW
Albuquerque, NM 87104
Address

ADAPTIVE MEDIAS, INC.
RESTRICTED STOCK GRANT AGREEMENT

ADAPTIVE MEDIAS, INC., a Nevada corporation (the “Company”), pursuant to its 2010 Stock Incentive Plan, as amended from time to time (the “Plan”), hereby grants to the participant (the “Grant Recipient”), the number of shares of the Company’s Common Stock set forth in the Restricted Stock Grant Notice (The “Grant Notice”).

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made as of the Grant Date in the Restricted Stock Grant Notice and is effective as of September 9, 2014 (the “Effective Date”) between Adaptive Medias, Inc. (the “Company”) and the Grant Recipient (the “Grant Recipient”).

WHEREAS, the Company and Grant Recipient pursuant to the Stock Option Agreement and the Company’s Amended and Restated 2010 Stock Incentive Plan, as amended, for the benefit of its employees, directors, consultants, and other individuals who provide services to the Company (the “Plan”);

WHEREAS, the Plan permits the award of shares of the Company’s common stock (the “Common Stock”), subject to certain restrictions; and

WHEREAS, to compensate the Grant Recipient for his/her service to the Company and to further align the Grant Recipient’s personal financial interests with those of the Company’s stockholders, the Company desires to grant the Grant Recipient to a number of shares of Common Stock, subject to the restrictions and on the terms and conditions contained in the Plan and this Agreement.

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

Grant of Restricted Stock Award

As of the Effective Date, the Company hereby grants the Grant Recipient the Number of Restricted Shares, as listed in the Grant Notice of Common Stock (the “Shares”) at a par value of $0,001, subject to the restrictions and on the terms and conditions set forth in this Agreement and the Plan. The terms of the Plan are hereby incorporated into this Agreement by reference, as though fully set forth herein. Capitalized terms used but not defined herein will have the same meaning as defined in the Plan.

Vesting of Shares

The Shares are subject to forfeiture to the Company until they become vested.

Notwithstanding the foregoing, if a Change in Control occurs and the Grant Recipient remains in continuous service to the Company through the date of that Change in Control, all of the Shares will be subject to the actions taken by the Board under Section 3(d) of the Plan.

All unvested shares are forfeited upon cessation of service. Upon cessation of Grant Recipient’s service to the Company for any reason or for no reason (and whether such cessation is initiated by the Company, the Grant Recipient or otherwise): (i) any Shares that have not, prior to the effective date of such cessation, become nonforfeitable will immediately and automatically, without any action on the part of the Company, be forfeited, (ii) the Company will return to the Grant Recipient, without interest, the lesser of (A) the Purchase Price that is attributable to those forfeited Shares or (B) the Fair Market Value of those forfeited Shares, and (iii) the Grant Recipient will have no further rights with respect to those Shares. Any Shares that have become non-forfeitable will be subject to repurchase in accordance with Section 0.

Solely for purposes of this Agreement, service to the Company will be deemed to include service to any Subsidiary or Affiliate of the Company (for only so long as such entity remains a Subsidiary or Affiliate).

Escrow of Shares.

The Company will cause the Shares to be issued in the Grant Recipient’s name either by book-entry registration or issuance of a stock certificate or certificates.

While Shares remain forfeitable, they will be non-transferable and the Company will hold the certificates representing such Shares in escrow until such time as they become non-forfeitable (or are forfeited). The Company will cause an appropriate stop-transfer order to be issued and to remain in effect with respect to such Shares. As soon as practicable following the time that any Awarded Share becomes non-forfeitable (and provided that appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such Awarded Share), the Company will cause that stop-transfer order to be removed and such Awarded Share will become transferable subject to limitations on transfer set forth in the Stockholders Agreement. The Company may also condition deliver}’ of certificates for Shares upon receipt from the Grant Recipient of any undertakings that it may determine are appropriate to facilitate compliance with federal and state securities laws.

If any certificate is issued in respect of Shares, that certificate will have a legend as described in the Plan and the Stockholders Agreement and held in escrow by the Company’s secretary or his designee. In addition, the Grant Recipient may be required to execute and deliver to the Company a stock power with respect to those Shares. At such time as those Shares become non-forfeitable, the Company will cause a new certificate to be issued without that portion of the legend referencing the previously applicable forfeiture conditions and will cause that new certificate to be delivered to the Grant Recipient (again, provided that appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such Shares).

Stock Splits, etc.

If, while any of the Shares remain subject to forfeiture, there occurs any merger, consolidation, reorganization, reclassification, recapitalization, stock split, stock dividend, or other similar change in the Common Stock, then any and all new, substituted or additional securities or other consideration to which the Grant Recipient is entitled by reason of the Grant Recipient’s ownership of the Shares will be immediately subject to the escrow contemplated by Section 3, deposited with the Escrow Holder and will thereafter be included in the term “Shares” for all purposes of the Plan and this Agreement.

Dividends and Distributions during the Restricted Period.

The Grant Recipient will have the right to receive dividends and distributions with respect to the Shares; provided, however, that any cash dividends or distributions paid in respect of the Shares while those Shares remain subject to forfeiture will be held by the Company and delivered to the Grant Recipient (without interest) only if and when the Shares giving rise to such dividends or distributions become non-forfeitable.

Tax Consequences.

The Grant Recipient acknowledges that the Company has not advised the Grant Recipient regarding the Grant Recipient’s income tax liability in connection with the award or vesting of the Shares. The Grant Recipient has reviewed with the Grant Recipient’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Grant Recipient is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grant Recipient understands that the Grant Recipient (and not the Company) shall be responsible for the Grant Recipient’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

Additional Documents.

As a condition to the effectiveness of the purchase of Shares hereby made:

The Grant Recipient shall file timely an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the granted Shares (a form of Section 83(b) election that is attached; and

The Grant Recipient’s spouse, if any, shall execute and deliver to the Company the “Consent of Spouse” that is attached;

The Grant Recipient shall, upon request of the Company, execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

Restriction on Transfer of Unvested Shares.

Except for the escrow described in Section 3 and the Company’s right to repurchase the Shares under certain circumstances, the Grant Recipient may not sell, pledge, assign, encumber, hypothecate, gift, transfer, bequeath, devise, donate or otherwise dispose of, in any way or manner whatsoever, whether voluntarily or involuntarily, any legal or beneficial interest in any of the Shares until the Shares become non-forfeitable in accordance with Section 0.

Call Upon Cessation of Service.

If the Grant Recipient’s service with the Company ceases for any reason, the Company or its assignee may repurchase up to all the Shares that have become non-forfeitable in accordance with Section 0 and that the Grant Recipient (including, for purposes of this Section 9, any permitted transferee(s)) then hold(s). The price payable by the Company or its assignee to repurchase Shares pursuant to this Section 0 will be the Fair Market Value of those Shares at the time the right described in this Section 0 is exercised (which exercise is deemed to occur upon notice being given). Such price may be paid (i) in cash; (ii) by offset of any obligation of the Grant Recipient to the Company or its affiliates; or (iii) to the extent that payment in cash would give rise to an “event of default” under the Company’s or any of its Affiliates’ principal credit agreement then in effect, by delivery of a promissory with interest accruing at the then-current rate of U.S. Treasury Notes with a comparable duration, which interest will be paid annually in arrears through maturity. Such note will mature and the Company shall make reasonable efforts to pay promptly following the date upon which such payment would not give rise to an “event of default” under the Company’s principal credit agreement then in effect, and in any event no longer than five years from such date.

With respect to each Share subject to repurchase pursuant to this Section 0, the Company (or its assignee) may exercise its repurchase right by delivery of written notice to the holder of such Shares at any time during the ninety (90) day period beginning on the later of (i) the date the Grant Recipient’s employment or engagement with the Company ceases, or (ii) the date six months following the date such Share became non-forfeitable in accordance with Section 0. All the rights of the holder of any such Shares, other than the right to receive payment in the manner described in this Section 0, will terminate as of the date of delivery by the Company of the written notice described in this paragraph. The only representation, warranty or covenant which the holder of such shares will be required to make in connection with a sale pursuant to this Section 0 is a representation and warranty with respect to his or her ownership of the shares and his or her ability to convey title thereto free and clear of liens, claims or encumbrances.

Upon delivery of the notice described above in Section 0, full right, title and interest in such shares will pass to the Company or its assignee. If a holder of Shares becomes obligated to transfer any or all of such Shares to the Company or its assignee pursuant to this Agreement, that holder will endorse in blank the certificates evidencing the Shares being repurchased and deliver those certificates to the Company or its assignee within fifteen (15) days after receipt of the notice described above. Upon the delivery of those Shares, the Company will deliver the repurchase price for the Shares in the manner described above in Section 0. If a holder of Shares fails to deliver those Shares in accordance with the terms of this Agreement, the Company or its assignee may, at its option, in addition to all other remedies it may have, either (i) send to that holder the purchase price for such Shares, as herein specified, or (ii) deposit such amount with a trustee or escrow agent for the benefit of that holder for release upon delivery of Shares in accordance with the terms of this Agreement. Thereupon, the Company or its assignee, upon written notice to the holder, will (x) cancel on its books the certificate or certificates representing the Shares required to be transferred, and (y) issue, in lieu thereof, in the name of the Company (or its assignee) a new certificate or certificates representing such Shares.

Representations and Warranties.

By executing this Acknowledgement and Acceptance of this Agreement, the Grant Recipient hereby represents, warrants, covenants, acknowledges and/or agrees that:

The Grant Recipient has received a copy of the Plan, has read the Plan and is familiar with its terms, and hereby accepts the Shares subject to the terms and provisions of the Plan, as amended from time to time.

The Shares are being acquired for the Grant Recipient’s own account, for investment purposes only, and not for the account of any other person, and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”);

No other person (other than the Grant Recipient and the Company) has or will have a direct or indirect beneficial interest in the Shares as of the Effective Date;

The Shares have not been registered or qualified under the Securities Act or any state securities laws, the offering and sale of the Shares is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of, or Rule 701 promulgated under the Securities Act, and reliance on that exemption is predicated in part on the accuracy of these representations and warranties;

The Grant Recipient has a preexisting business relationship with the Company, has such knowledge and experience in financial and business matters in order to be able to evaluate the merits and risks of an investment in the Company, and is not utilizing any other person as a purchaser representative to evaluate such merits and risks;

The Grant Recipient has been provided reasonable access to all relevant information in order to be able to evaluate an investment in the Company and has had an opportunity to discuss with management of the Company the business and financial affairs of the Company;

The Grant Recipient understands and acknowledges that investment in the Company is speculative and involves a high degree of risk, the Grant Recipient has no present need for liquidity in his investment in the Company and is able to bear the risk of that investment for an indefinite period and to afford a complete loss thereof;

The Grant Recipient understands and acknowledges that there is no public market for the Shares, there can be no assurance that any such market will ever develop and, therefore, the Grant Recipient may be required to hold the Shares indefinitely;

In addition to complying with other similar restrictions contained herein, the Grant Recipient will not sell, transfer, pledge, hypothecate or otherwise dispose of any interest in the Shares unless such interest is registered in accordance with the Securities Act and applicable state securities laws or an exemption from such registration is available and, if required by the Company, an opinion of counsel is delivered to the Company, in a form satisfactory to the Company, that such registration is unnecessary; and

The Grant Recipient acknowledges and agrees that the Company is under no obligation to register the Shares on behalf of the Grant Recipient or to assist the Grant Recipient in complying with any exemption from registration.

General Provisions:

This Agreement, together with the Plan and the Stockholders Agreement, represents the entire agreement between the parties with respect to the grant of the Shares and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the Grant Recipient’s equity incentive compensation from the Company and any of its affiliates or subsidiaries or any of their predecessors. This Agreement may only be modified or amended in a writing signed by both parties.

Neither this Agreement nor any rights or interest hereunder shall be assignable by the Grant Recipient, his beneficiaries or legal representatives, nor shall any purported assignment be null and void.

Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

The Grant of Shares hereunder will not confer upon the Grant Recipient any right to continue in service with the Company or any of its subsidiaries or affiliates.

This Agreement shall be governed by, and enforced in accordance with, the laws of the State of Nevada, without regard to the application of the principles of conflicts or choice of laws.

This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

Exhibit B

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED ________________ hereby sell(s), assign(s) and transfer(s) unto ADAPTIVE MEDIAS, INC., a Nevada corporation (the “Company”), ___________ (_____) of the Common Stock of the Company standing in his or her name on the books of the Company represented by Certificate No. ___________ herewith and do(es) hereby irrevocably constitute and appoint __________ Attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated:_________________

Print Name

Signature

Instruction: Please do not fill in any blanks other than the signature line. Please sign exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Company to exercise the Repurchase Right without requiring additional signatures on the part of Grant Recipient.

Exhibit C

CONSENT OF SPOUSE

I,                                       , spouse of the Grant Recipient have read and approve the foregoing Restricted Stock Grant Agreement (the “Agreement”). In consideration of the grant of shares of Adaptive Medias, Inc. (the “Company”) as set forth in that Agreement, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement and the Stockholders Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property.

In addition, I am aware that, among other things, under the Agreement and the Stockholders Agreement, my spouse agrees to sell certain of his shares of the capital stock of the Company, including my community property or other interest therein (if any), upon certain events and that transfer of such shares is otherwise restricted. I hereby consent to such sale and to such restrictions, approve of the provisions of the Agreement and the Stockholders Agreement, and agree that if I predecease my spouse, the successors of my community property or other interest (if any) in such shares will hold such shares subject to the provisions of the Agreement and the Stockholders Agreement.

Dated: _______________________, __________

(Signature of Spouse)

(Printed Name of Spouse)

(Signature of Grant Recipient)

(Printed Name of Grant Recipient)

[ ] Check this box if you don’t have a spouse

Exhibit D

ADAPTIVE MEDIAS, INC.

2010 STOCK INCENTIVE PLAN
(Amended and Restated Effective October 5, 2012)

1. Purposes of the Plan. The purposes of the Adaptive Medias, Inc. 2010 Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to persons who are selected to be participants in the Plan, and to promote the success of the Company’s business. This Plan permits the grant of Non-qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards, each of which shall be subject to such conditions based upon continued employment with or service to the Company or its Subsidiaries, passage of time or satisfaction of performance criteria as shall be specified pursuant to the Plan.

2. Definitions. In addition to the terms defined elsewhere in this Plan, as used herein, the following terms shall have the following meanings:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Award” means a Stock Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit, or Other Stock-Based Award granted to a Participant pursuant to the Plan, as such terms are defined in Section 7(a) herein.

(c) “Board’ means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, and the regulations promulgated thereunder, as such is amended from time to time, and any reference to a section of the Code shall include any successor provision of the Code.

(e) “Committee” means a committee appointed by the Board from among its members to administer the Plan in accordance with Section 4.

(f) “Common Stock” means the common stock, par value S0.001 per share, of the Company.

(g) “Company” means Adaptive Medias, Inc., a Nevada corporation.

(h) “Consultant” means any person, including an advisor, engaged by the Company or a Subsidiary to render services and who is compensated for such services; provided such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and provided further that the term “Consultant” shall not include Directors who are paid only a director’s fee by the Company or who are not otherwise compensated by the Company for their services as Directors.

(i) “Director” means a member of the Board.

(j) “Employee” means any person, including Officers and Directors, employed by the Company or any Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(m) “Participant” means any Employee, Director or Consultant selected by the Administrator to receive Awards.

(n) “Plan” means this 2010 Stock Incentive Plan, as amended from time to time.

(o) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(p) “Section 162(m)” means Section 162(m) of the Code and the regulations thereunder, as amended.

(q) “Share” means a share of Common Stock, as adjusted in accordance with Section 10 of the Plan.

(r) “Subsidiary” means any corporation or entity in which the Company owns or controls, directly or indirectly, fifty percent (50%) or more of the voting power or economic interests of such corporation or entity.

3. Shares Subject to the Plan.

(a) Aggregate Limits. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be issued pursuant to Awards granted under the Plan is Thirty Million (30,000,000) Shares (the “Fungible Pool Limit”). The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares. Any Shares subject to an Award which for any reason expires or terminates unexercised or is not earned in full shall be added back to the Fungible Pool Limit and may again be made subject to an Award under the Plan. The following Shares shall not be added back to the Fungible Pool Limit and shall not again be made available for issuance as Awards under the Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation Right, (ii) Shares used to pay the exercise price or withholding taxes related to an outstanding Award, or (iii) Shares repurchased on the open market with the exercise price proceeds received by the Company upon the exercise of an Award.

(b) Treatment of Awards. Each Share issued or to be issued in connection with any Award shall be counted against the Fungible Pool Limit as one (1) Share. For these purposes, the number of Shares taken into account with respect to a SAR shall be the number of Shares underlying the SAR at grant, and not the final number of Shares delivered upon exercise of the SAR. Any Shares previously the subject of an Award that again become available for grant pursuant to Section 3(a) shall be added back to the Fungible Pool Limit in the same proportion, and using the same multiplier, pursuant to which such Awards reduced the Shares in the Fungible Pool Limit. The Administrator shall determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

(ii) Administration with Respect to Directors and Officers Subject to Section 16(b). With respect to Awards granted to Directors or to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the requirements for grants under the Plan to be exempt acquisitions under Rule 16b-3, or (B) a committee designated by the Board to administer the Plan, which committee shall consist of “Non-Employee Directors” within the meaning of Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the requirements for grants under the Plan to be exempt acquisitions under Rule 16b-3.

(iii) Administration with Respect to Covered Employees Subject to Section 162(m) of the Code. With respect to Awards granted to Employees who are also “covered employees” within the meaning of Section 162(m) of the Code and the regulations thereunder, as amended, the Plan shall be administered by a committee designated by the Board to administer the Plan, which committee shall be constituted to satisfy the requirements applicable to Awards intended to qualify as “performance-based compensation” under Section 162(m). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules applicable to Awards intended to qualify as “performance-based compensation” under Section 162(m).

(iv) Administration with Respect to Other Persons. With respect to Awards granted to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee may be constituted to satisfy the legal requirements relating to the administration of stock option plans under state corporate and securities laws and the Code. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by applicable laws.

(b) Powers of the Administrator. Subject to the express provisions and limitations set forth in this Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein;

(ii) to determine which persons are eligible to be Participants, to which of such persons, if any, Awards shall be granted hereunder and the timing of any such Awards, and to grant Awards;

(iii) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors;

(iv) to establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

(v) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical);

(vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 10;

(vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Corporation; and

(viii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

(c) Delegation and Administration. The Administrator may delegate to one or more separate committees (any such committee a “Subcommittee”) composed of one or more directors of the Company (who may but need not be members of any Committee comprising the Administrator) the ability to grant Awards and take the other actions described in Section 4(b) with respect to Participants who are not Officers, and such actions shall be treated for all purposes as if taken by the Administrator. The Administrator may delegate to a Subcommittee of one or more officers of the Company the ability to grant Awards and take the other actions described in Section 4(b) with respect to Participants (other than any such officers themselves) who are not directors or Officers, provided, however, that the resolution so authorizing such officer(s) shall specify the total number of rights or options such Subcommittee may so award, and such actions shall be treated for all purposes as if taken by the Administrator. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Administrator, and references in this Plan to the Administrator shall include any such Subcommittee. The Administrator may delegate the administration of the Plan to an officer or officers of the Company, and such administrator(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Awards granted by the Administrator under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of Shares upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Administrator may specify. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Administrator and references in this Plan to the Administrator shall include any such administrator, provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Administrator.

(d) Effect of Change in Status. The Committee shall have the discretion to determine the effect upon an Award and upon an individual’s status as an employee under the Plan (including whether a Participant shall be deemed to have experienced a termination of employment or other change in status) and upon the vesting, expiration or forfeiture of an Award in the case of (i) any individual who is employed by an entity that ceases to be a Subsidiary of the Corporation, (ii) any leave of absence approved by the Corporation or a Subsidiary, (iii) any transfer between locations of employment with the Corporation or a Subsidiary or between the Corporation and any Subsidiary or between any Subsidiaries, (iv) any change in the Participant’s status from an employee to a consultant or member of the Board, or vice versa, and (v) any employee who becomes employed by any partnership, joint venture, corporation or other entity not meeting the requirements of a Subsidiary.

(e) Determinations of the Administrator. All decisions, determinations and interpretations by the Administrator regarding this Plan shall be final and binding on all Participants or other persons claiming rights under the Plan or any Award, unless any such decision, determination or interpretation is otherwise determined by the Board in which case the Board’s determination shall be final and binding. The Administrator shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select. A Participant or other holder of an Award may contest a decision or action by the Administrator with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Administrator’s decision or action was arbitrary or capricious or was unlawful.

5. Eligibility. Awards may be granted to any person who is a Participant under this Plan; provided that ISOs may be granted only to employees eligible under applicable Code provisions. If otherwise eligible, a Participant who has been granted an Award may be granted additional Awards.

6. Term of the Plan. The Plan was approved by the Board and became effective on November 2, 2010, and was approved by the Company’s stockholders on November 2, 2010. The Plan shall remain available for the grant of Awards until November 2, 2020 or such earlier date as the Board may determine. The expiration of the Administrator’s authority to grant Awards under the Plan will not affect the operation of the terms of the Plan or the Company’s and Participants’ rights and obligations with respect to Awards granted on or prior to the expiration date of the Plan.

7. Plan Awards.

(a) Award Types. The Administrator, on behalf of the Company, is authorized under this Plan to grant, award and enter into the following arrangements or benefits under the Plan provided that their terms and conditions are not inconsistent with the provisions of the Plan: Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards. The Administrator, in its discretion, may determine that any Award granted hereunder shall be a performance Award the grant, issuance, retention, vesting and/or settlement of which is subject to satisfaction of one or more of the Qualifying Performance Criteria specified in Section 8(e).

(i) Stock Options. A “Stock Option” is a right to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in or determined pursuant to the document(s) evidencing the Award (the “Option Agreement”). The Committee may grant Stock Options intended to be eligible to qualify as incentive stock options (“ISOs”) pursuant to Section 422 of the Code and Stock Options that are not intended to qualify as ISOs ^ Non-qualified Stock Options”), as it, in its sole discretion, shall determine.

(ii) Stock Appreciation Rights. A “Stock Appreciation Right” or “SAR” is a right to receive, in cash or stock (as determined by the Administrator), value with respect to a specific number of Shares equal to or otherwise based on the excess of (i) the market value of a Share at the time of exercise over (ii) the exercise price of the right, subject to such terms and conditions as are expressed in the document(s) evidencing the Award (the “SAR Agreement”).

(iii) Restricted Stock. A “Restricted Stock” Award is an award of Shares, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the document(s) evidencing the Award (the “Restricted Stock Agreement”‘).

(iv) Restricted Stock Unit. A “Restricted Stock Unit’ Award is an award of a right to receive, in cash or stock (as determined by the Administrator) the market value of one Share, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the document(s) evidencing the Award (the “Restricted Stock Unit Agreement’).

(v) Other Stock-Based Awards. An “Other Stock-Based Award’ is an award other than those described in subsections (i) - (iv) above, that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock or factors that may influence the value of Common Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Administrator, and Awards valued by reference to the book value of Common Stock or the value of securities of or the performance of specified Subsidiaries or other business units. The Administrator shall determine the terms and conditions of such Awards, which shall be expressed in the document(s) evidencing the Award (the “Other Stock-Based Award Agreement’).

(b) Grants of Awards. An Award may consist of one of the foregoing arrangements or benefits or two or more of them in tandem or in the alternative.

8. Terms of Awards.

(a) Grant, Terms and Conditions of Stock Options and SARs. The Administrator may grant Stock Options or SARs at any time and from time to time prior to the expiration of the Plan to eligible Participants selected by the Administrator. No Participant shall have any rights as a stockholder with respect to any Shares subject to Stock Options or SARs hereunder until said Shares have been issued. Each Stock Option or SAR shall be evidenced only by such agreements, notices and/or terms or conditions documented in such form (including by electronic communications) as may be approved by the Administrator. Each Stock Option grant will expressly identify the Stock Option as an ISO or as a Non-qualified Stock Option. In the absence of a designation, a Stock Option shall be treated as a Non-qualified Stock Option. Stock Options or SARs granted pursuant to the Plan need not be identical but each must contain or be subject to the following terms and conditions:

(i) Price. The purchase price (also referred to as the exercise price) under each Stock Option or SAR granted hereunder shall be established by the Administrator. The purchase price per Share shall not be less than 100% of the market value of a Share on the date of grant. For purposes of the Plan, “market value” shall mean the fair market value of the Company’s common stock determined in good faith by the Administrator in a manner consistent with the requirements of Section 409A of the Code. The exercise price of a Stock Option shall be paid in cash or in such other form if and to the extent permitted by the Administrator, including without limitation by delivery of already owned Shares, withholding (either actually or by attestation) of Shares otherwise issuable under such Stock Option and/or by payment under a broker-assisted sale and remittance program acceptable to the Administrator. (ii) Duration, Exercise and Termination of Stock Options and SARs. Each Stock Option or SAR shall be exercisable at such time and in such installments during the period prior to the expiration of the Stock Option or SAR as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise any Stock Option or SAR subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of a Stock Option, the Administrator may reduce or eliminate any restrictions on the Participant’s right to exercise all or part of the Stock Option. Each Stock Option or SAR must expire within a period of not more than ten (10) years from the grant date. The Option Agreement or SAR Agreement may provide for expiration prior to the end of the stated term of the Award in the event of the termination of employment or service of the Participant to whom it was granted.

(iii) Conditions and Restrictions Upon Securities Subject to Stock Options or SARs. Subject to the express provisions of the Plan, the Administrator may provide that the Shares issued upon exercise of a Stock Option or SAR shall be subject to such further conditions or agreements as the Administrator in its discretion may specify prior to the exercise of such Stock Option or SAR, including, without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions. The obligation to make payments with respect to SARs may be satisfied through cash payments or the delivery of Shares, or a combination thereof as the Administrator shall determine. The Administrator may establish rules for the deferred delivery of Common Stock upon exercise of a Stock Option or SAR with the deferral evidenced by use of Restricted Stock Units equal in number to the number of Shares whose delivery is so deferred.

(iv) Other Terms and Conditions. Stock Options and SARs may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Administrator shall deem appropriate.

(v) ISOs. Stock Options intending to qualify as ISOs may only be granted to employees of the Company or its related entities as who are eligible under applicable Code provisions, as determined by the Administrator. If then required by the Code for ISO treatment, an ISO granted to an Employee who, at the time the ISO is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or of its parent or subsidiary corporation, must have an exercise price that is not less than 110% of the market value of the Shares subject to the ISO, determined as of the date of grant and a term not exceeding five (5) years. To the extent that the Option Agreement specifies that a Stock Option is intended to be treated as an ISO, the Stock Option is intended to qualify to the greatest extent possible as an “incentive stock option” within the meaning of Section 422 of the Code, and shall be so construed; provided, however, that any such designation shall not be interpreted as a representation, guarantee or other undertaking on the part of the Company that the Stock Option is or will be determined to qualify as an ISO. If and to the extent that any Shares are issued under a portion of any Stock Option that exceeds the 5100,000 limitation of Section 422 of the Code, such Shares shall not be treated as issued under an ISO notwithstanding any designation otherwise. Certain decisions, amendments, interpretations and actions by the Administrator and certain actions by a Participant may cause a Stock Option to cease to qualify for the tax treatment applicable to ISOs pursuant to the Code and by accepting a Stock Option the Participant agrees in advance to such disqualifying action.

(b) Grant, Terms and Conditions of Restricted Stock and Restricted Stock Units. The Administrator may grant Restricted Stock or Restricted Stock Units at any time and from time to time prior to the expiration of the Plan to eligible Participants selected by the Administrator. A Participant shall have rights as a stockholder with respect to any Shares subject to a Restricted Stock Award hereunder only to the extent specified in this Plan or the Restricted Stock Agreement evidencing such Award. Awards of Restricted Stock or Restricted Stock Units shall be evidenced only by such agreements, notices and/or terms or conditions documented in such form (including by electronic communications) as may be approved by the Administrator. Awards of Restricted Stock or Restricted Stock Units granted pursuant to the Plan need not be identical but each must contain or be subject to the following terms and conditions:

(i) Terms and Conditions. Each Restricted Stock Agreement and each Restricted Stock Unit Agreement shall contain provisions regarding (a) the number of Shares subject to such Award or a formula for determining such, (b) the purchase price of the Shares, if any, and the means of payment for the Shares, (c) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (d) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (e) restrictions on the transferability of the Shares and (f) such further terms and conditions as may be determined from time to time by the Administrator, in each case not inconsistent with this Plan.

(ii) Sale Price. Subject to the requirements of applicable law, the Administrator shall determine the price, if any, at which Shares of Restricted Stock or Restricted Stock Units shall be sold or awarded to a Participant, which may vary from time to time and among Participants and which may be below the market value of such Shares at the date of grant or issuance.

(iii) Share Vesting. The grant, issuance, retention and/or vesting of Shares under Restricted Stock or Restricted Stock Unit Awards shall be at such time and in such installments as determined by the Administrator or under criteria established by the Administrator. The Administrator shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of Shares under Restricted Stock or Restricted Stock Unit Awards subject to continued employment, passage of time and/or such performance criteria and level of achievement versus these criteria as deemed appropriate by the Administrator, which criteria may be based on financial performance and/or personal performance evaluations. Notwithstanding anything to the contrary herein, the performance criteria for any Restricted Stock or Restricted Stock Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified at the time the Restricted Stock or Restricted Stock Unit Award is granted.

(iv) Termination of Employment. The Restricted Stock or Restricted Stock Unit Agreement may provide for the forfeiture or cancellation of the Restricted Stock or Restricted Stock Unit Award, in whole or in part, in the event of the termination of employment or service of the Participant to whom it was granted.

(v) Restricted Stock Units. Except to the extent this Plan or the Administrator specifies otherwise, Restricted Stock Units represent an unfunded and unsecured obligation of the Company and do not confer any of the rights of a stockholder until Shares are issued thereunder. Settlement of Restricted Stock Units upon expiration of the deferral or vesting period shall be made in Shares or otherwise as determined by the Administrator. Dividends or dividend equivalent rights shall be payable in cash or in additional shares with respect to Restricted Stock Units only to the extent specifically provided for by the Administrator. Until a Restricted Stock Unit is settled, the number of Shares represented by a Restricted Stock Unit shall be subject to adjustment pursuant to Section 10. Any Restricted Stock Units that are settled after the Participant’s death shall be distributed to the Participant’s designated beneficiary (ies) or, if none was designated, the Participant’s estate.

(c) Suspension or Termination of Awards. If at any time (including with respect to Stock Options or SARs after a notice of exercise has been delivered) the Administrator reasonably believes that a Participant has committed an act of misconduct as described in this Section, the Administrator may suspend the Participant’s right to exercise any Stock Option or SAR or suspend the vesting of Shares under the Participant’s Restricted Stock or Restricted Stock Unit Awards, as the case may be, pending a determination of whether an act of misconduct has been committed. If the Administrator determines a Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company, breach of fiduciary duty or deliberate disregard of Company rules resulting in loss, damage or injury to the Company, or if a Participant makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, the Administrator may prohibit or restrict the Participant and his or her successor(s) in interest from exercising any Stock Option or SAR and may cause the Participant’s Restricted Stock or Restricted Stock Unit Agreement to be restricted or forfeited and cancelled. Any determination by the Administrator with respect to the foregoing shall be final, conclusive and binding on all interested parties, unless any such determination is otherwise determined by the Board in which case the Board’s determination shall be final and binding.

(d) Transferability. Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Administrator) expressly states that the Award is otherwise transferable as provided hereunder, no Award granted under this Plan, nor any interest in such Award, may be sold, signed, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution. The Administrator may grant an Award that is, or amend an outstanding Award to provide that the Award is, transferable or assignable to the extent that, following a transfer or assignment, exercise of the Award or resale of underlying securities by the transferee could be registered under the Securities Act of 1933, as amended (the “Securities Act”) on Form S-8 (or any successor form used for employee benefit plan registrations) under the Securities Act, as such form may be amended from time to time, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant to whom it was granted, as modified as the Administrator shall determine appropriate, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms; provided, further, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance that does not qualify under this Section 8(d) shall be void and unenforceable against the Company.

(e) Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in the Award: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (1) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, (p) market segment share, (q) product release schedules, (r) new product innovation, (s) product cost reduction through advanced technology, (t) brand recognition/acceptance, (u) product ship targets, (v) customer satisfaction, (w) strategic initiatives, or (x) acquisitions. The Administrator may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year. Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award, the number of Shares, Stock Options, SARs, Restricted Stock Units or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.

(f) Dividends. Unless otherwise provided by the Administrator, no adjustment shall be made in Shares issuable under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to their issuance under any Award. The Administrator shall specify whether dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to any Award that have not vested or been issued or that are subject to any restrictions or conditions on the record date for dividends.

(g) Documents Evidencing Awards. The Administrator shall, subject to applicable law, determine the date an Award is deemed to be granted. The Administrator or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

(h) Additional Restrictions on Awards. Either at the time an Award is granted or by subsequent action, the Administrator may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares issued under an Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant or Participants, and (c) restrictions as to the use of a specified brokerage firm for receipt, resales or other transfers of such Shares.

(i) Subsidiary Awards. In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Administrator so directs, be implemented by the Company issuing any subject Shares to the Subsidiary, for such lawful consideration as the Administrator may determine, upon the condition or understanding that the Subsidiary will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Administrator shall determine.

9. Withholding Taxes. To the extent required by applicable federal, state, local or foreign law, the Administrator may and/or a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any Stock Option, SAR, Restricted Stock or Restricted Stock Unit Award, or any sale of Shares. The Company shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied. To the extent permitted or required by the Administrator, these obligations may or shall be satisfied by having the Company withhold a portion of the Shares of stock that otherwise would be issued to a Participant under such Award or by tendering Shares previously acquired by the Participant.

10. Adjustments of and Changes in the Common Stock.

(a) The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company or any issuance of Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or other securities of the Company or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided herein or by the Administrator, (i) the issuance by the Company of shares of stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than Shares, or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Stock Options or other Awards theretofore granted or the purchase price per Share, unless the Administrator shall determine, in its sole discretion, that an adjustment is necessary or appropriate.

(b) If the number of outstanding Shares or other securities of the Company, or both, for which Awards are then exercisable or as to which Awards may be granted or settled shall at any time be increased or decreased by declaration of a stock dividend, a stock split, a reverse stock split, a combination of shares or a similar transaction, or if the outstanding Shares or other such securities are changed or exchanged for a different kind of securities of the Company by a recapitalization, reorganization or any similar equity restructuring transaction affecting the Shares or such other securities of the Company, the Administrator shall make appropriate adjustments to the number and kind of Shares or other securities that are subject to this Plan and that are subject to or issuable upon exercises of any Awards theretofore granted, and to the exercise or settlement prices of such Awards. Any such adjustments shall appropriately maintain the proportionate numbers of Shares or other securities subject to this Plan or outstanding Awards. Any such adjustment to an outstanding Award generally shall be made without changing the aggregate exercise or settlement price, if any.

(c) As used in this paragraph, an “Acquisition” shall mean (i) a reorganization, merger or consolidation (not covered by Section 10(b)) as a result of which the Company is not the surviving entity or as a result of which the outstanding Shares are changed into or exchanged for cash, property or securities not of the Company’s issue, or a combination thereof, except for a merger or consolidation with a wholly-owned subsidiary of the Company or a transaction effected primarily to change the state of the Company’s incorporation, or (ii) a sale or exchange, or series of related sales or exchanges, by the Company of all or substantially all of its assets, or by one or more of the Company’s Subsidiaries of all or substantially all of the consolidated assets of the Company and its Subsidiaries, or (iii) the acquisition in a single transaction (including without limitation a merger, sale or exchange), or series of related transactions, of outstanding Shares representing more than 80% in voting power of the then outstanding Shares (assuming full conversion of all then convertible securities of the Company and full cashless exercises of all warrants or options which can then be exercised by cashless exercises). Subject to the following sentence, upon the closing of such an Acquisition, or upon the dissolution and liquidation of the Company, each outstanding Stock Option or SAR shall terminate and each holder of an outstanding Stock Option or SAR shall, notwithstanding any unfulfilled vesting requirement, be entitled prior to such closing or liquidation to exercise the unexercised portion of such Stock Option or SAR. The preceding sentence shall be subject to any different terms contained in the grant of or agreement governing such Award and shall not be applicable with respect to a Stock Option or SAR if provision shall be made in connection with such Acquisition for the assumption of the Stock Option or SAR by, or the substitution for such Stock Option or SAR of a new option or stock appreciation right covering the stock of the surviving, successor or purchasing corporation or a parent or subsidiary thereof with appropriate adjustments as to the number and kind of shares or other property to be issued upon exercise of the Stock Option or SAR and the exercise price, provided that with respect to an Incentive Option such assumption or substitution is permitted (to preserve the applicability to the Incentive Option of Section 421 (a) of the Code) by Sections 422 and 424 of the Code. The grant or instrument evidencing any Option, SAR or other Award may also provide for other accelerations of vesting requirements or its exercise or settlement.

(d) Subject to the requirements of Section 155 of the Nevada General Corporation Law, unless otherwise determined by the Administrator, no right to purchase or receive fractional Shares shall result from any adjustment in a Stock Option, SAR or other Award pursuant to this Section 10 and, in case of any such adjustment, the Shares subject to the Stock Option, SAR or Award shall be rounded down to the nearest whole share.

11. Amendment and Termination of the Plan. The Board may amend, alter or discontinue the Plan and the Administrator may to the extent permitted by the Plan amend any agreement or other document evidencing an Award made under this Plan; provided, however, that the Company shall submit for stockholder approval any amendment (other than an amendment pursuant to the adjustment provisions of Section 10) that otherwise would:

(a) Increase the maximum number of Shares for which Awards may be granted under this Plan;

(b) Reduce the price at which Stock Options may be granted below the price provided for in Section 8(a);

(c) Extend the term of this Plan; or

(d) Change the class of persons eligible to be Participants.

In addition, no such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s consent, under any Award theretofore granted; provided that no such consent shall be required with respect to any amendment or alteration if the Administrator reasonably determines that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

12. Compliance with Applicable Law. This Plan, the grant and exercise of Awards hereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. If the Company shall use reasonable efforts to satisfy such related requirements: the Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or local law or any ruling or regulation of any government body which shall be necessary; to the extent the Company is unable to or the Administrator reasonably deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary or advisable for the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained; and no Stock Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Stock Option is effective and current or the Company has determined that such registration is unnecessary.

13. Liability of Company. The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company, despite its reasonably efforts, has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Stock Option or other Award granted hereunder.

14. Non-Exclusivity of Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Administrator to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of Stock Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

15. Unfunded Plan. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan.

16. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

17. Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Nevada (without giving effect to conflicts of law principles).

18. Section 409A of the Code. To the extent applicable, the Plan is intended to comply with Section 409A of the Code. Unless the Administrator determines otherwise, the Administrator shall interpret and administer the Plan in accordance with Section 409A. The Administrator shall have the authority unilaterally to accelerate or delay a payment to which the holder of any Award may be entitled to the extent necessary or desirable to comply with, or avoid adverse consequences under, Section 409A.